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                                                                    Exhibit 32.1

                           SECTION 1350 CERTIFICATION

      In connection with the Quarterly Report of Retail Ventures, Inc. (the "Company") on Form 10-Q for the period ending July 31, 2004, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, John C. Rossler, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

            (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

            (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

                                          /s/ John C. Rossler
                                          ----------------------------------
                                          John C. Rossler
                                          President and Chief Executive Officer
                                          of Retail Ventures, Inc.

September 8, 2004

A signed original of this written statement required by Section 906 has been provided to Retail Ventures, Inc. and will be retained by Retail Ventures, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.